UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Plantronics, Inc.

(Name of Registrant as Specified in its Charter)

HP Inc.

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The following is a form email to HP customers:

HP Sender Title HP Inc.

To (Enter Customer Name Here),

As a valued customer, meeting or exceeding your expectations and ensuring your overall satisfaction with HP is our number one priority. And as you continue to implement new ways of working across your organization, we are investing to create the hybrid work experiences of the future.

As part of our investment, [today] we announced [LINK] a definitive agreement to acquire Poly, a global provider of workplace collaboration solutions.

Poly is a leader in the video conferencing segment with a broad portfolio of offerings, including award-winning webcams and headsets, premium audio and video conferencing technologies, and data analytics software and services. Their technology is complementary to HP’s and will accelerate innovation across our hybrid work solutions portfolio of PCs, displays, peripherals and services while also enhancing solutions like HP Presence.

Together, HP and Poly will deliver a complete ecosystem of devices, software, and digital services to create premium employee experiences, improve workforce productivity, and provide you with better visibility, insights, security, and manageability across your hybrid IT environment.

We see this deal unlocking many important customer benefits. A unified product development and engineering approach will create seamless connections between PCs, peripherals, and software – creating enhanced audio and video experiences delivered in meeting rooms and remote work solutions.

At the same time, having a unified IT platform across HP and Poly solutions will allow you to gain actionable insights across deployed devices to reduce management time and complexity while augmenting security.

We greatly value your business and are excited about the opportunities this acquisition will create for us to help you create the future of work at [customer name].

We expect this transaction to close by the end of calendar 2022. Until the transaction closes, HP and Poly will continue to operate as separate and independent companies.

Please reach out with any questions you may have.

Regards,

Leader Signature

This e-mail and any files transmitted with it are intended solely for the use of the individual or entity to whom it is addressed. If you have received this e-mail in error, please discard the message and notify me directly.

The following is a form email to HP partners:

HP Sender Title HP Inc.

To (Enter Partner Name Here),

The rise of hybrid work creates exciting new opportunities for innovation and growth across our collective businesses. The way people connect, create and collaborate has fundamentally changed, and HP is investing to create the hybrid work experiences of the future.

As part of our investment, [today] we announced [link] a definitive agreement to acquire Poly, a leading global provider of workplace collaboration solutions. The acquisition strengthens HP’s position in hybrid work and supports the creation of a more growth-oriented portfolio by accelerating our expansion in the peripherals and workforce solutions segments.

Poly is a leader in the video conferencing segment with a portfolio that includes award-winning webcams and headsets, premium audio and video conferencing technologies, and services. Their technology is complementary to HP’s and will accelerate innovation across our hybrid work solutions portfolio of PCs, displays, peripherals and services while also enhancing solutions like HP Presence.

We see this deal unlocking new sources of growth for partners by enabling us to meet a broader range of customer needs. For example, having a unified product development and engineering approach will create seamless connections between PCs, peripherals, and software – creating enhanced audio and video experiences delivered in meeting room and remote work solutions.

At the same time, having a unified IT platform across HP and Poly solutions will allow our customers to gain actionable insights across deployed devices to reduce management time and complexity while augmenting security.

[FOR POLY PARTNERS]: The transaction will also enable you to expand your customer contacts deep into customer IT departments, as companies create modern workspaces outfitted with technology built for hybrid IT ecosystems.

We greatly value our partnership and are excited about the opportunities this acquisition will create for us to grow our respective businesses. We expect this transaction to close by the end of calendar 2022. Until the transaction closes, HP and Poly will continue to operate as separate and independent companies.

Please reach out with any questions you may have.

Regards,

LeaderiSignature

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The following is a transcript of a video to Poly employees distributed on March 28, 2022:

Hello, everyone. I’m Enrique Lores, President and CEO of HP. I’m glad Dave invited me to say a few words. And I want to start by saying how excited I am about today’s news.

All of us at HP have the greatest respect for Poly. You are an incredible organization with a rich history of innovation. I get inspired when I look at all you have achieved. And I never get tired of hearing the story of Neil Armstrong speaking to the world from the surface of the moon using one of your headsets. You have literally changed the way people communicate. And together, we can do it again.

That’s why today is such an important day for both of our companies as we pursue the exciting opportunities ahead of us. And I believe we are entering a new period of innovation and growth, driven by the rise of the hybrid world.

This is a once-in-a-generation opportunity to redefine the way work gets done. To create technology that enables people to be seen, to be heard, and to feel connected. From any place. Anywhere in the world.

And I want to congratulate all of you for the work you are already doing to create this hybrid future. The products and solutions you are driving are integral to the future of work. And together, Poly and HP are going to create the hybrid experiences of tomorrow.

I’ve been with HP for over 32 years, starting as an engineering intern. I’ve had the opportunity to work in every part of the company. And I’ve never been more excited about our future.

The addition of Poly is one of the big reasons why. As I told the HP team today – we are not simply adding an incredible portfolio of technology. We are gaining an incredible group of people who share our passion for innovation and who will help us to build a stronger company.

A key ingredient of our success as a company has always been our people, and our commitment to working together, as a team, to drive growth and innovation. We cannot wait to welcome you to our team and harness the collective talent and expertise of both companies through the integration process to make us stronger together.”

Thank you for all that you do, I look forward to the opportunity to talk and get to know all of you.

Bienvenidos!

The following is a copy of the HP investor relations deck distributed on March 28, 2022:

HP to acquire Poly March 28, 2022

Cautionary Statement Regarding Forward - Looking Statements This document contains statements, estimates, projections or guidance that constitute forward - looking statements as defined unde r the U.S. federal securities laws about the proposed transaction based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results may d iff er materially from those expressed or implied by such forward - looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward - looking statements, including, but not limited to, sta tements regarding the potential transaction between HP Inc. (“ HP ”) and Plantronics, Inc. (“ Poly ,”), including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, th e expected benefits of the potential transaction (including anticipated accretion to earnings and free cash flow and anticipa ted EBITDA), future opportunities, and any other statements regarding HP’s or Poly’s future expectations, beliefs, plans, objecti ves , results of operations, financial condition and cash flows, or future events or performance. Words or phrases such as “futur e,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “f ore casts,” “approaches,” “seeks,” “schedules,” “predicts,” “projects,” “will,” “would,” “could,” “should,” “can,” “may,” “outloo k,” “guidance,” “goals,” “objectives,” “strategies,” “opportunities,” “potential,” and similar terms or expressions are intended to identify suc h forward - looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncert ainties and other factors, many of which are beyond the companies’ control and are difficult to predict. Therefore, actual outcomes a nd results may differ materially from what is expressed or forecasted in such forward - looking statements. The reader should not pla ce undue reliance on these forward - looking statements, which speak only as of the date thereof. Unless legally required, HP and Pol y undertake no obligation to update publicly any forward - looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forwa rd - looking statements include the ability to obtain the requisite Poly stockholder approval; uncertainties as to the timing to c ons ummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied, including app rov al of the proposed transaction by Poly’s stockholders and receipt of regulatory approvals on the terms expected or on the ant ici pated schedules; the effects of disruption to HP’s or Poly’s respective businesses; the effect of this communication on HP’s or Pol y’s stock prices and Poly’s ability to retain and hire key personnel and maintain relationships with its customers, suppliers and o thers with whom it does business; the effects of industry, market, economic, political or regulatory conditions outside of HP’s or Pol y’s control; HP’s ability to achieve the benefits from the proposed transaction, including its integration of the businesses and technologies; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings rela ted to the proposed transaction and instituted against HP or Poly; the occurrence of any events, change or other circumstance tha t could give rise to termination of the merger agreement; the risk that any regulatory approval, consent or authorization that may be required or the proposed transaction is not obtained or is obtained subject to conditions that are not expected; and unkno wn liabilities. Other important factors that could cause actual results to differ materially from those in the forward - looking stat ements are described in HP’s filings with the U.S. Securities and Exchange Commission (the “ SEC ”), including its Annual Report on Form 10 - K for the fiscal year ended October 31, 2021, as well as in Poly’s filings with the SEC, including its Annual Report on Form 10 - K for the fiscal year ended April 3, 2021. Other unpredictable or unknown factors not discussed in this document could also h ave material adverse effects on forward - looking statements. Additional Information about the Proposed Transaction and Where to Find It This communication is being made in respect of the proposed transaction involving HP, Prism Subsidiary Corp. and Poly, and ma y b e deemed to be solicitation material in respect of such transaction. A meeting of the stockholders of Poly will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Poly expects to file a proxy statement in both preliminary and definitive form and other relev an t documents with the SEC in connection with the proposed transaction and the solicitation of proxies in connection therewith. The definitive proxy statement will be sent or given to the stockholders of Poly and will contain important information about the proposed transaction and related matters. This communic at ion is not a substitute for the proxy statement or any other document that may be filed or furnished by the parties with the SEC. BE FOR E MAKING A VOTING DECISION, STOCKHOLDERS OF POLY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY W HEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT POLY AND THE PROPOSED TRANSACTION. Stockholders will be able to obtain copies of the proxy statement and ot her relevant materials and documents filed by Poly with the SEC (when they become available) for no charge at the SEC’s website at www.sec.gov. In addition, Poly stockholders will be able to obtain free copies of the definitive proxy s tat ement from Poly by contacting Poly’s Investor Relations Department at IR@poly.com or by going to Poly’s Investor Relations page on its corporate website at https://investor.poly.com . Participants in the Solicitation HP, Poly and certain of their respective directors, executive officers and other members of management and employees may be d eem ed to be participants in the solicitation of proxies from Poly’s stockholders in respect of the proposed transaction. Information concerning the ownership of Poly securities by Poly’s directors, executive officers and other members of manageme nt who may, under the rules of the SEC, be considered to be participants in the solicitation of Poly’s stockholders in connectio n with the proposed transaction can be found in their respective SEC filings on Forms 3, 4, and 5, as well as in Poly’s Definit ive Proxy Statement for its 2021 Annual Meeting of Stockholders filed with the SEC on June 14, 2021 and Annual Report on Form 10 - K for the fiscal year ended April 3, 2021 filed with the SEC on May 18, 2021, in each case as supplemented by other public fili ngs made, and to be made, with the SEC by Poly. Information concerning HP’s directors, executive officers and other members of management can be found in HP’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on Feb ruary 23, 2022 and in HP’s Annual Report on Form 10 - K for the fiscal year ended October 31, 2021 filed with the SEC on December 9, 2021. Other information regarding persons who may be deemed participants in the proxy solicitation, including the ir respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Poly intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above when they become available. Disclaimer 2

HP has included certain financial measures in this presentation determined on a basis other than on a generally accepted acco unt ing principles (“GAAP”) basis. HP’s management uses net revenue on a constant currency basis, non - GAAP total operating expense, non - GAAP operating profit, non - GAAP operating margin, non - GAAP tax ra te, non - GAAP net earnings, non - GAAP diluted net earnings per share and other non - GAAP financial measures to evaluate and forecast HP’s performance before gains, losses or other charges that are c onsidered by HP’s management to be outside of HP’s core business segment operating results. Gross cash, net cash (debt), and free cash flow are liquidity measures that provide useful informa tio n to management about the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. Net cash (debt) provides useful information to manag eme nt about the state of HP’s consolidated balance sheet. These and the other non - GAAP financial measures that HP uses may have limitations as analytical tools, and these measures should not be consid ered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. The non - GAAP financial information that we provide also may differ from the non - GAAP information provided by other c ompanies. We account for the limitations on our use of these non - GAAP financial measures by relying primarily on our GAAP financial statements and using non - GAAP financial measures only supplemental ly. We believe that providing these non - GAAP financial measures provides investors with greater transparency to the information used by HP’s management in its financial and operational deci sio n - making and allows investors to see HP’s results “through the eyes” of management. We further believe that providing this information better enables investors to understand HP’s operating performa nce and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. HP’s Investor Relations website at investor.hp.com contains a significant amount of information about HP, including financial an d other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted. The content of HP’s website is not incorporated b y r eference into this presentation or in any other report or document we file with the SEC, and any references to HP’s website are intended to be inactive textual references only. Use of non - GAAP financial information 3

Combination to strengthen HP momentum in hybrid work solutions 4 Poly connects people, technology, and spaces to transform hybrid interactions into beautifully connected and seamless work from anywhere HP believes that one thoughtful idea has the power to change the world. Its product and service portfolio helps bring this idea to life

Compelling strategic rationale 5 Accelerates growth and scale in peripherals and workforce solutions Creates a leading position in hybrid work Drives long - term profitable growth and shareholder value creation

Hybrid is here 81 % ITDMs upgrading conference rooms 1 Office by default Workplace c entric Remote by exception Hybrid by design Work From anywhere Workplace More collaboration 1 HP Proprietary Study, 100 ITDMs, 50 HRDMs in the US, July 2021 2 HP Proprietary Study, 312 End users, US, UK, May 2021 6 68 % Expect to work from home at least 3 days per week 2

Combination accelerates HP’s peripherals and workforce solutions businesses 7 Peripherals market +9% CY21 - ’24 CAGR¹ Refresh rates up to 5x higher than laptops Workforce solutions +8% CY21 - ’24 CAGR¹ Combination of Poly Lens, HP Presence, and Teradici accelerates penetration CY24 Market TAM¹ ¹ TAM based on HP internal analysis. Projections based on currently available data and estimates. 2 TAM based on Frost and Sullivan, State of the Global video conferencing device market, March 2021 3 TAM for Personal audio (enterprise headsets and earbuds) based on Frost & Sullivan & Grandview Unified Communication (UC) and Business Headset Market Analysis and Segment Forecasts, TAM for Personal Video (webcams) based on Grandview Webcams Market Forecast & HP Internal Analysis Hybrid requires great audio and video solutions to be seen and heard wherever you work ~$110B ~$120B Meeting room solutions ~$6B TAM 2 Personal audio and video ~$7B TAM 3 Work in Office Work at Home

Poly is a leader in audio and video conferencing 8 Poly offers a broad range of audio and video solutions designed for hybrid About Poly 1 LTM revenue $1.7B LTM gross margin 46% >1,100 worldwide patent assets IP 30M connected endpoints Access 6,585 employees with a deep rooted culture of innovation Talent Go - to - market Leadership in A/V channel and sales with strong brand recognition 1 LTM financials as of Q3 FY2022. Enterprise headsets Room solutions and services Personal video devices Voice products

Powerful portfolio and GTM combination Enabling IT to manage and secure in a hybrid world Empowering end users to be seen and heard Poly leadership in A/V channel and specialized sales and support teams complement HP’s IT GTM Scale and g lobal r each HP manufacturing and GTM scale in consumer and enterprise to accelerate Poly growth Complementary GTM Unified platform to lead hybrid work 9 Combined GTM and s cale HP’s strength Compute, print and displays Poly’s strength Enterprise headsets, video and room solutions Poly’s strength Peripherals manageability and room services HP’s strength Security, manageability and services

Transaction supports strategy to drive long - term profitable growth and shareholder value 10 Growth opportunities Synergies 1 ~$500M by FY25 +6pts OP margin by FY25 Capitalize on growing hybrid workplace TAM End - to - end solution selling Cross - selling of peripherals and consumer channel uplift Enhancement of meeting room solution portfolio Scale efficiencies Supply chain efficiencies Manufacturing capabilities Optimize corporate costs Complementary GTM 1 Based on HP management estimates

Transaction summary 11 Transaction consideration ● $40.00 per share in cash ● Implied enterprise value of approximately $3.3B ● Financed through balance sheet cash and new debt Financial impact ● Over the next 3 years, we expect to accelerate Poly’s revenue growth (15% CAGR by FY25), and expand operating margins by +6pts (FY25) ● Expected to be immediately accretive to topline growth, margins and non - GAAP EPS ● Committed to at least $4B of share repurchases in FY22 and to return at least 100% of FCF thereafter unless higher return opportunities arise ● No change to dividend policy ● No change to gross leverage target of 1.5x - 2.0x Transaction close ● Anticipated to close by end of calendar 2022 ● Subject to approval of Poly shareholders and satisfaction of customary closing conditions, including applicable regulatory approvals

Thank you

The following is a transcript of an HP investor call held on March 28, 2022:

Transcript

28-Mar-2022

HP, Inc. (HPQ)

Acquisition of Plantronics, Inc by HP, Inc Call

Total Pages: 16
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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

CORPORATE PARTICIPANTS

Orit Keinan-Nahon

Vice President-Finance & Head-Investor Relations, HP, Inc.

Enrique Lores

President, Chief Executive Officer & Director, HP, Inc.

Alex Cho

President-Personal Systems, HP, Inc.

Marie E Myers

Chief Financial Officer, HP, Inc.

OTHER PARTICIPANTS

Jim Suva

Analyst, Citigroup Global Markets, Inc.

Erik W. Woodring

Analyst, Morgan Stanley & Co. LLC

Samik Chatterjee

Analyst, JPMorgan Securities LLC

Toni Sacconaghi

Analyst, Sanford C. Bernstein & Co. LLC

Ananda Baruah

Analyst, Loop Capital Markets LLC

Aaron Rakers

Analyst, Wells Fargo Securities LLC

Sidney Ho

Analyst, Deutsche Bank Securities, Inc.

Wamsi Mohan

Analyst, BofA Securities, Inc.

Kyle McNealy

Analyst, Jefferies LLC

MANAGEMENT DISCUSSION SECTION

Operator: Good day, everyone, and welcome to the HP Incorporated Conference Call. My name is Jason. I'll be your conference moderator for today's call. At this time, all participants will be in listen-only mode. We will be facilitating a question-and-answer session towards the end of the conference. [Operator Instructions] As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the call over to Orit Keinan-Nahon, Head of Investor Relations. Please go ahead.

Orit Keinan-Nahon

Vice President-Finance & Head-Investor Relations, HP, Inc.

Hello, everyone. I'm Orit Keinan-Nahon, Head of Investor Relations for HP Inc., and I would like to welcome you to today's conference call. With me today are Enrique Lores, HP's President and Chief Executive Officer; Marie Myers, HP's Chief Financial Officer; and Alex Cho, HP's President of Personal Systems.

Before handing the call over to Enrique, let me remind you that this call is being webcast. A replay of the webcast will be made available shortly after the call for approximately one year. We posted today's press release and an accompanying slide presentation on our Investor Relations webpage at www.hp.com.

We know that elements of this presentation are forward-looking and are based on our current expectations and assumptions. These statements are not guarantees of future performance and are subject to certain risks,

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

assumptions, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For more detailed information, please see the information in the slide presentation and press release relating to forward-looking statements.

For a discussion of some of these risks, uncertainties, and assumptions, please refer to HP's SEC filings, including our most recent Form 10-K and Form 10-Q. HP assumes no obligation and does not intend to update such forward-looking statements.

Now, I will hand over the call to Enrique.

Enrique Lores

President, Chief Executive Officer & Director, HP, Inc.

Hello, everyone, and thank you for joining the call. This morning, we announced a definitive agreement to acquire Poly. This is a compelling combination that accelerates HP's strategy to create a more growth-oriented portfolio, and further strengthens our industry opportunity in hybrid work solutions. Importantly, the transaction positions HP for long-term profitable growth and value creation.

The pandemic has transformed the role technology plays in people's lives. We believe the rise of a hybrid office is creating a once-in-a-generation opportunity to redefine the way work gets done. And this is a long-term secular trend that's driving strong and sustained demand for solutions that enable seamless collaboration across home and office environments.

Today's announcement demonstrates how we are capitalizing on attractive growth opportunities through strategic M&A. It also supports a plan we outlined at our last Analyst Day to expand into adjacencies and accelerate new solutions that strengthen our value proposition.

The acquisition of Poly directly advances our strategy across the board. I have asked Alex Cho, President of our Personal Systems business; and Marie Myers, our Chief Financial Officer, to join the call today to provide their perspectives on the deal.

Before handing the call over to them, let me first provide some color on why this is a great strategic fit for HP.

To start, Poly will help to accelerate our growth and scale in peripherals and workforce solutions, two of our five key growth areas. The peripheral segment is expected to reach $110 billion by 2024 and is growing at 9% CAGR. Poly's leadership in video conferencing, cameras, headsets, and software, will significantly broaden our peripherals portfolio and position us well in the rapidly growing meeting room solution industry.

We see equally attractive opportunities in workforce solutions. The workforce solutions' TAM is expected to reach

$120 billion by 2024 and is growing at an 8% CAGR. This growth is being driven by companies investing in digital services that enable IT to seamlessly set up, manage, and secure a more distributed IT ecosystem.

Poly's devices and software, combined with HP's strength across compute, device management, and security, create a leading end-to-end portfolio of hybrid solutions. Together, we will provide customers with a unified platform that simplifies IT administration and provides a comprehensive solution for today's hybrid workforce.

By combining Poly's leadership in the A/V channel, along with our complementary sales and customer service teams, we expect to drive increased penetration and refresh.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Additionally, by leveraging our global scale in manufacturing, procurement, and logistics, we expect to improve Poly's supply chain constraints and drive improved margins going forward. This transaction is also going to drive a wide range of new innovation, which Alex is going to talk more about.

The final point I will make is that this transaction is designed to drive long-term profitable growth and shareholder value creation.

At close, we expect this to be immediately accretive to revenue growth, margins, and non-GAAP EPS. And by utilizing our channel and scale, we expect to accelerate Poly's revenue growth and improve the operating margins.

The transaction is consistent with our capital returns program's target, and we remain committed to aggressively buy back shares of at least $4 billion in fiscal year 2022. Marie will expand on the financials shortly.

Let me close by saying that we are excited to welcome the Poly team to HP. It is a great company with great people and strong values that align well with HP's. We see this as an excellent cultural fit, and we look forward to coming together as one team following the completion of the acquisition. Together, HP and Poly have significant growth opportunities ahead.

Let me stop there and ask Alex to provide you with some additional details.

Alex Cho

President-Personal Systems, HP, Inc.

Thank you, Enrique. It's an exciting day for HP. From an innovation and customer experience perspective, this is a very compelling deal for us for three key reasons. It accelerates the momentum in the growing hybrid work segment. It combines two innovative companies to create a highly differentiated portfolio of end-to-end solutions. And it paves the way for us to create and deliver meaningful collaboration experiences for customers, regardless of where they are working.

I want to talk a little bit about each of these, starting with the market opportunity. Hybrid represents a structural shift in how and where work gets done. Three-quarters of workers are setting up more productive home offices as they prepare to permanently work from home at least part of the time. And as they do, they are prioritizing audio and video quality. And with 60% saying they feel left out when joining meetings from home while others are in the office, it's clear why they want better collaboration solutions.

Companies are also making significant investments to support these new ways of working. In fact, many people are choosing employers based on the technology and flexibility they provide. And companies are reconfiguring their office spaces with hybrid collaboration in mind. Of the more than 90 million collaboration spaces that exist today, less than 10% are currently equipped with video capabilities.

This means they need new technology, which is why the meeting room device industry is projected to triple by 2024. And they also need new services to be able to manage and secure these new hybrid office environments. All of this creates immense opportunity.

The second compelling aspect of this deal is the advantage and differentiation we can achieve by combining our two companies. Together, we are well-positioned to benefit from the trends I just shared. Like HP, Poly has a rich

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

history of innovation. They are a leader in one of the most respected names in meeting room solutions, and they bring great audio and visual technology, software and services, including more than 1,100 patents.

Combining Poly's audio and video capabilities with HP's leadership in compute solutions will allow us to capitalize on the foundational shift to cloud-based unified communication platforms. Platforms like Zoom and Teams are becoming the primary way people connect and collaborate, whether working from home or the office.

And as people incorporate other applications into the way they work, be it sharing presentations or working together on content from multiple locations, we will be able to provide a seamless end-to-end experience.

The final point I will make is that this deal is most exciting because it creates value and meaningful experiences for our customers. Whether working from home or the office, our combined innovation delivers s superior collaboration experiences and users are looking for HP's leadership across compute, device management, and security.

Together with a Poly portfolio and meeting room services, it's a winning combination that will empower people to work from anywhere without compromise.

As well, IT administrators are seeking new solutions to make the shift to hybrid easier; more people connecting from more locations makes it more difficult to set up, manage, and secure a broad range of devices. Our end-to- end solutions will help customers solve this.

This is especially valuable when it comes to managing meeting rooms. The modern meeting room is becoming the new center for office work. Today, most IT departments do not have visibility into meeting room solutions like they do the traditional office environment of desks and PCs.

This makes it difficult for them to provide service and support. By bringing together Poly's meeting room solutions with our TechPulse device management platform, we will help IT bridge this gap. I can't wait to get started because I see so much potential ahead.

But let me stop here and turn it to Marie to talk about the financials.

Marie E Myers

Chief Financial Officer, HP, Inc.

Thank you, Alex. Today's announcement is an important step in HP's growth journey, and will bring about significant benefits from a strategic and a financial perspective. We expect the opportunities to capitalize on both secular tailwinds and synergies will be accretive to HP's long-term revenue, operating profit and non-GAAP EPS growth.

With the expanded value proposition of an end-to-end hybrid work solution, combined with HP's go-to market capabilities, we expect to realize substantial revenue synergies in both peripheral and meeting room solutions. We will be able to cross-sell across our global commercial and consumer sales channels, while driving incremental sales from combining Poly's products with HP's PCs.

And we expect to achieve $500 million of revenue synergies by FY 2025, accelerating Poly's revenue growth to an approximately 15% CAGR over the first three years after closing. And as Enrique mentioned, by leveraging our global scale in manufacturing, procurement, and logistics, we expect to drive an improvement in Poly's supply chain constraints and drive higher margins going forward.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Further cost savings from overhead efficiencies and streamlining operations will provide incremental savings opportunities. Overall, we expect to improve Poly's operating margins by approximately 6 percentage points from current level by FY 2025.

During the integration phase, we will remain focused on minimizing business disruptions while driving synergy capture. We expect this transaction to close by the end of calendar year 2022, pending regulatory review and other customary closing conditions. We expect the transaction to be accretive to non-GAAP EPS in the first year after close, and to support our 2% to 4% revenue growth target over the next three years.

This transaction will be funded with a combination of existing cash on the balance sheet, as well as additional debt. We remain committed to our FY 2022 share repurchases of at least $4 billion as we continue to return significant amounts of capital to shareholders even as we invest for future growth.

We expect to be within our target leverage range of 1.5x to 2x by the time this transaction closes. We remain committed to our policy of returning at least 100% of free cash flow to shareholders unless higher return opportunities become available.

In conclusion, we believe the powerful combination of the technology and portfolios accompanied by our scale and go-to-market and combined with our ability to address the ongoing supply chain issues through our operation capabilities will result in an acceleration of revenue growth and a direct improvement in margins.

And when you combine this with an attractive valuation, this results in a very compelling investment for HP and a great opportunity of value creation. I'll end by saying that today's news is part of a strategy we shared with you last fall at our Analyst Day to build a stronger HP. And we look forward to getting this deal done.

I know you had questions, so I'll stop here and let's open the lines.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

QUESTION AND ANSWER SECTION

Operator: Thank you. We will now begin the question-and-answer session. [Operator Instructions] Our first question comes from Jim Suva from Citigroup. Please go ahead.

Jim Suva Analyst, Citigroup Global Markets, Inc.	Q

Thank you very much. Never a slow time in the life of HP it seems like, for sure. So, thanks for the call. Marie, I believe it was slide 10 it looks like you talk about 6 points of operating margin improvement by fiscal 2025.

Can you give us a little bit more color on that? Is that mostly through cost of goods sold or the OpEx line? Or I'm sure it's a whole handful of lots of them, but kind of where kind of the biggest maybe one, two, or three buckets that you see of getting at 6 points of operating margin improvement. Thank you so much.

Marie E Myers Chief Financial Officer, HP, Inc.	A

Hey, Jim, good morning and thank you for your question. And so, let me unpack how to think about the cost synergies and the operating margins. So, as I mentioned on the call, we expect the operating margins to expand around 600 basis points within three years of close. And really, Jim, it's in two areas.

I'll give you some color in terms of how to think about that. So, from a gross margin perspective, as you heard Enrique say earlier on the call, we expect improvements in a combination of manufacturing, supply chain, procurement efficiencies because of our scale. And we see that contributing to the gross margin line.

Now, on the operation side, we will also see benefit, say, relative to just the opportunity from our scale and what that brings in terms of us being able to look at consolidation of sales channels, et cetera, and marketing efficiencies, et cetera. So, in summary, we expect, Jim, that those incremental savings will really come from a combination of both gross and operating expense.

[indiscernible] (00:18:29)

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah, I think, Jim, what I would highlight is, as Marie was saying, savings come from both sides, OpEx and also operational improvement compared to other deals of this size. In this case, what is more relevant are the operational improvements driven by scale. Our scale matters and we really think we can have a significant positive impact on the performance of Poly.

Jim Suva Analyst, Citigroup Global Markets, Inc.	Q

Thank you so much for the details and congratulations on the news.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Thank you, Jim.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Operator: Our next question comes from Erik Woodring from Morgan Stanley. Please go ahead.

Erik W. Woodring Analyst, Morgan Stanley & Co. LLC	Q

Hey, good morning, guys. Congrats on announcing the deal this morning. I guess maybe if we just start with some of the revenue synergies that you alluded to. If you just look at consensus forecast, they're forecasting Poly revenue growth of roughly 2% annually over the next three years versus your expectations for roughly 15% growth.

And so, maybe you can just – similar to how you just fleshed out some of the cost synergies, maybe just talk about some of the – detail of some of the synergies you expect on the revenue side to really accelerate revenue growth to a level that Poly hasn't seen in over a decade at least. Thanks.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. Marie, do you want to take that one as well?

Marie E Myers Chief Financial Officer, HP, Inc.	A

Sure. Sure, Enrique. And good morning, Erik, and thank you for your question. And as we said, yes, we're very excited about this deal. So, let me give you some color in terms of how to think about those revenue synergies of what we're thinking.

So, first of all, as you've heard sort of the strategic imperative here, the real opportunity here is going to come from the ability that we have to accelerate Poly's peripherals business. And obviously, I think it was a great comment earlier today, there's like a once in a lifetime opportunity that's being driven by hybrid, so peripherals plays very well in that space.

And then, secondly, the ability for us to really able to combine our innovation, I think, as Alex referred to, to create this highly differentiated portfolio, right, in terms of those end-to-end solutions, the ability to cross-sell across both portfolios and, obviously, areas like the meeting room solutions, I think there was a great comment here earlier today from Alex around just the fact that the whole meeting room space is very much just evolving and growing very quickly.

So, these are the core areas. And then I'll just add that we also do expect to see incremental sales even inside our own commercial PCs, because we see PCs being bundled with Poly's hybrid work solutions. So, these are really the key areas that we see in terms of where those revenue synergies are going to come from.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. It's really important to highlight, Erik, that the go-to-market engines from both companies are very complementary. As you know, HP has a great go-to-market model for retail, for commercial channels, for enterprise. Poly brings great specialists for audio/video solutions, and they also have a strong presence in the audio/video channel, where HP is not.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

So, this gives us a lot of – this will give us a lot of momentum as we combine the portfolios, as we combine the go-to-market. And additionally, also their growth has been constrained by supply chain, and this is another area where the scale of our supply chain will help to accelerate that growth.

So, really growth driven by innovation, as Marie was saying, complementary of go-to-market and the impact that our supply chain is going to have in providing them or enabling them to build more product.

Erik W. Woodring Analyst, Morgan Stanley & Co. LLC	Q

No, that's really helpful. Thank you. And then, maybe just as my follow-up, any details you can share on how maybe we should think about cash usage versus debt you might go to market to raise, and just the mix of those two as you think about funding this acquisition. And that's it for me. Thank you.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Okay. Thank you. Marie?

Marie E Myers Chief Financial Officer, HP, Inc.	A

Yeah. Thanks – yeah, yeah, thanks again, Erik. So, I just say, look, we're expecting to finance the acquisition with a combination of both debt and cash. So, that's how we're thinking about it right now.

Operator: Our next question comes from Samik Chatterjee from JPMorgan. Please go ahead.

Samik Chatterjee Analyst, JPMorgan Securities LLC	Q

Hi. Good morning. Thanks for taking my question, and congrats on the announcement as well. I guess, if I can just start with one on the synergies. The revenue synergies you've talked about $500 million in three years. If you could just maybe dig into that from the aspect of how much of that you're expecting to come from the Commercial or enterprise segment versus Consumer.

And what sort of investments in the channel would you need to accelerate growth? It sounds like you're thinking you can accelerate growth from year one. So, what sort of proactive investments you would need to make before even you sort of close the deal to drive that? And I have a quick follow-up. Thank you.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. Let me start, and then maybe, Alex, you want to add a few comments. We expect a majority of the growth to come from the Commercial side. And this was one of the reasons why we thought Poly was a great asset, and it will come both from selling through our current channels their solutions, but also through leveraging their audio/video special channels and go-to-market to accelerate ours.

All the investments are built into our plans, and this is really what will be driving the growth that we are predicting to have. Alex?

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Alex Cho President-Personal Systems, HP, Inc.	A

Yeah. Maybe I'll just add is just to quantify what this means in the Commercial space. Yeah, there's 90 million conferencing spaces out there and less than 10%, as we mentioned before, have any kind of equipment and technology. So, that's a massive opportunity. And what's so important is that they're compute-enabled spaces. That's why the complementarity of our portfolio works very well.

The other thing to note is we're going to be able to leverage both our retail, as well as Commercial channels, because increasingly customers are purchasing from both in order to set up their home offices. And we know that there is a significant population of employees who are now electing to work at least part time from home.

So, our channel reach will allow us to be able to take advantage of the Poly portfolio together with ours across all of these channels, which will be an immediate growth acceleration for both companies.

Samik Chatterjee Analyst, JPMorgan Securities LLC	Q

All right. Thank you. And for my follow-up, I have a quick one for Marie. Marie, any color on what the combined cash flow for the companies could look like? What would your free cash flow look like once you achieve those synergies over the three-year period that you're assuming as part of the deal? Thank you.

Marie E Myers Chief Financial Officer, HP, Inc.	A

Thanks for your question, Samik. So, at this point in time, no outlook on cash flow, but we expect when we close the deal at the end of the year, we'll definitely incorporate that into our outlook that we provide then, Samik.

Samik Chatterjee Analyst, JPMorgan Securities LLC	Q

Okay. Thank you. Thanks for taking my questions.

Marie E Myers Chief Financial Officer, HP, Inc.	A

Thank you.

Operator: The next – I'm sorry. Next question comes from Toni Sacconaghi from Bernstein. Please go ahead.

Toni Sacconaghi Analyst, Sanford C. Bernstein & Co. LLC	Q

Yes, thank you. I was wondering if you can just clarify exactly what the starting base for the operating – expected operating margin improvement? Is that sort of 11% to 12%, which is year-to-date operating margins from Poly?

And how do we think about that in the context of operating margins were 19% in 2019. Are you suggesting you could get back to historical levels? Or, I guess, given the synergies that you outlined, why wouldn't you be able to actually do better than getting back to historical level? So, maybe you can just clarify starting point, expected ending point, and how and why that compares with sort of pre-pandemic levels of 19%. And I have a follow-up, please.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Marie?

Marie E Myers Chief Financial Officer, HP, Inc.	A

Sure. Toni, good morning, and thanks for your question. So, I'd say, look, in terms of operating margin, Toni, as we pointed out earlier, we do expect the increase of around about 600 basis points, and that's really within three years after closing. And, obviously, [ph] we kind of walk (00:26:51) you through the details [ph] not say (00:26:53) in terms of what the starting point is. The way to think about it is in terms of the current fiscal year.

Now with respect to the ending point and can we do better and your comments about 19%, obviously, Toni, if we can do better, we always will. So, that's our commitment that at this point in time, based on where we're at in the transaction, we are confident with our outlook of really improving operating margins here, that 600 basis points, within the three years.

And I would just add, obviously, we'll provide updates to the outlook, Toni, as the deal itself closes out here too as well.

Toni Sacconaghi Analyst, Sanford C. Bernstein & Co. LLC	Q

Right. Well, thank you. Maybe you could just provide color on what's gone wrong, like why it's gone from 19% to 11% in terms of the operating margin? And are you simply just undoing things that went wrong?

And then my second question is just on what the status – Ploy's talked a lot about having supply issues. How big is their backlog and is that a meaningful contributor to expected revenue growth over the next three years? So, can you give us a sense of what the size of your backlog is or how big it is relative to normal currently?

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. Let me take that one. I think, Toni, the answer to both questions is related. The major impact that the business has had has been because of the novel ability of components and the impact this has had in their sales in the short term. And this has driven a very elevated backlog that – it was quantified by Dave and the team in the previous – in the last call. And yes, as we address that and as we bring the capacity and the scale of our supply chain, backlog will help to accelerate the growth, especially in the short term.

Now, what is really important to realize is that this, the hybrid work model, is our growing market, growing market both for – to enable people to work from home, but also, as Alex explained, to equip offices for the new hybrid model.

Only 10% of the offices have been equipped with video conferencing solutions. We expect that more and more will be as people or companies will start reopening and allow people to work from home, as HP will be doing. And this will be a significant tailwind, because both markets will drive growth for the company.

Marie E Myers Chief Financial Officer, HP, Inc.	A

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

And just to add to Enrique's comments on backlog, Toni. So, over the last couple quarters, the backlog's actually increased. So, I think that's a really good indication of the strength of demand that's in this space as well.

Operator: Our next question comes from Ananda Baruah from Loop Capital. Please go ahead.

Ananda Baruah Analyst, Loop Capital Markets LLC	Q

Yeah, good morning, guys. Thanks for taking the questions and, yeah, congrats on the deal. Yeah, just two quick ones, if I could. Now that you guys are leaning into this a little bit more, should we expect M&A to be kind of the way that you guys get the scale in peripherals and related initiatives that you've been talking about?

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Well, let me go back to what we shared during our Analyst Day, Ananda, which was that we identify five growth areas, and we said that we would be using M&A to accelerate our growth in those spaces, and both peripherals and workplace solutions were two of the five areas. And this acquisition is going to be helping us on both. And this would really help us to continue to expand our growth portfolio, which was one of our key plans or key strategies during the last Investor Day.

So, at this point, in peripherals, we have built a strong portfolio, both in the hybrid space with Poly and on gaming with HyperX, and now we're really about materializing the opportunities in both cases and are accelerating our growth in these two categories.

Ananda Baruah Analyst, Loop Capital Markets LLC	Q

Okay, great. And then just real quickly, Enrique, there is – and this may have been Alex who made this remark, but there is a remark in the prepared remarks about increased refresh. And I missed the context on that, and just would love to get that context. Is that [indiscernible] (00:31:17)?

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. I think it comes from some of the opportunities that we have described during the call. If you think about video conference rooms, they are not designed for a hybrid way of working where some people is in the room, some people are working from home. So, most companies, including HP, are redesigning our setups to make sure that we provide an inclusive system for people that will be connecting from home.

This will be driving the refresh. As employees continue to set up home office environment, they will also invest in driving and improving their connections. And what we have shared in the past is that peripherals have a refresh rate that is faster than PCs. So, also part of the opportunity is driven by that.

Operator: Our next question comes from Aaron Rakers from Wells Fargo. Please go ahead.

Aaron Rakers Analyst, Wells Fargo Securities LLC	Q

Yeah, thanks for taking the question and also congratulations on the deal. I want to go back to kind of the go-to- market synergies. As you think about bringing Poly into the portfolio, the umbrella of HP, is there anything you can

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

share with us of how much Poly's business is driven by similar go-to-market channels as HP today? Or maybe taken another way, how much incremental revenue growth you just see from this transaction being able to be driven across the go-to-market of HP? And I have a quick follow-up.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Sure. Alex, do you want to take that one?

Alex Cho President-Personal Systems, HP, Inc.	A

Yeah. Yeah, Aaron. So, first is Poly's channels are very much related to audio/video sales, as well as more traditional peripherals. One of the things that we bring and reason why we think it's so complementary is that we know that these peripherals are also heavily bought by commercial customers in retail channels – in the much larger commercial channels.

So we'll be able to add that, as well as the fact that so much of meeting rooms now is becoming more IT-centric. So, just the breadth of our commercial IT-centric channels adds that breadth to their great portfolio; again, a very complementary across audio/video, commercial, retail, and online spaces that we can take the combined portfolio and accelerate.

Aaron Rakers Analyst, Wells Fargo Securities LLC	Q

Yeah. And then as a quick follow-up, just going back to that refresh rate, I think in the slide deck you talk about 30 million end devices. I mean, is there anything you can help us understand of the age of that installed base, how maybe that factors into the expectations as we think about the accelerated revenue growth post this acquisition?

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Alex?

Alex Cho President-Personal Systems, HP, Inc.	A

Yeah, yeah. Let me just jump to that. So, I think there's a lot of opportunity, because, as Enrique said, when you look at peripherals, they refresh faster and our reference point given our business is a PC, so you have peripherals that are refreshing at a faster rate than PCs, and then as well all of these rooms are either absent of technology or have technology that is more legacy based.

We know that the significant underlying shift is to more cloud-enabled collaboration solutions, Zoom, RingCentral, Teams, as an example. And so you have a refresh opportunity, as well as just a growing installed base opportunity, which makes this a really attractive space for us.

Aaron Rakers Analyst, Wells Fargo Securities LLC	Q

Okay. Thank you.

Operator: The next question comes from Sidney Ho from Deutsche Bank. Please go ahead.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Sidney Ho Analyst, Deutsche Bank Securities, Inc.	Q

Thanks and congrats on the deal. So, my question is on the revenue side. Assuming the $500 million revenue synergy is a three-year cumulative number, how are you thinking about linearity of those synergies? Would that be front-end loaded because of the improvement in supply chain or more back-end loaded because it takes time for some of these things to cross-sell? And maybe on the other side, if I think about revenue dis-synergies, is there much overlap between the two companies in terms of product portfolio that we should consider? I assume there's not, but just want to confirm.

........................................................................................

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. So, let me [ph] restart (00:35:33). So, there is no overlap between the two portfolios, so we don't see any revenue dis-synergies happening because of a combination. And at this point, the revenue plan is linear. So, a 15% CAGR very similar year-over-year. And as we always say, we can do better, we will do better. But the model and the way we have built the plan is linear.

Sidney Ho Analyst, Deutsche Bank Securities, Inc.	Q

Okay. That's helpful. Maybe my follow-up questions on the balance sheet side or capital return side. I understand you confirmed to buy back at least $4 billion of stock this year. But does that change your ability for capital returns beyond this year? In other words, should we expect a period that you prioritize debt repayment over capital returns? Thanks.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

No. As Marie confirmed during the prepared remarks that we maintain our current – our previous commitment of returning at least 100% of free cash flow, unless opportunities with a better return show up. So, no changes in our approach and our strategy to return capital to shareholders.

Sidney Ho Analyst, Deutsche Bank Securities, Inc.	Q

Thank you.

Operator: Our next question comes from Wamsi Mohan from Bank of America. Please go ahead.

Wamsi Mohan Analyst, BofA Securities, Inc.	Q

Yes, thank you. If you look at the last few years of Poly results, it seems very surprising that they really did not see a growth benefit from the hybrid work that, obviously, everyone has experienced. Can you give us some context of why their revenue has been relatively flat over the last few years?

I understand supply constraints are likely part of it. And it sounded from Marie's comments that the backlog was especially elevated in the past couple of quarters. But in 2020/2021, as you guys have experienced and several other companies that are exposed to the space, there was significant growth. I mean, 60%, 70%, 80% growth for some companies that could be considered peers. So, just wondering why is it beyond supply chain that maybe they have not experienced, any color that would be helpful.

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Sure. I think at the beginning of the period, they were still impacted by the marriage between Plantronics and Polycom, and some of these – and these created some short-term impacts on the revenue. And then, as they were starting to grow, they were impacted by supply chain challenges.

So, the combination of both has driven the impact that you [ph] were saying (00:37:59). But I think what is important for us going forward is, first, as we have shared, this is a growing market. We really see the value in the combination, both of a portfolio and the leverage that we can drive from a go-to-market perspective, and with our scale we can help on the supply chain constraints. And this is why going forward, we see this 15% CAGR in revenue growth that we really think will help us to continue to grow in this categories.

Wamsi Mohan Analyst, BofA Securities, Inc.	Q

Okay, that's helpful, Enrique. Thanks for the color there. And then, if I could follow-up, I think you said that there was basically no overlap in the portfolios, but you guys have assets like Halo videoconferencing. Are there plans to sort of not really invest in those assets on a go forward basis? Or is it just that you think that it's a different subset of customers where those applications are applicable too versus the Poly assets? Thank you.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. We don't have any more the Halo video business. It was discontinued maybe 10 – about 10 years ago. We launched a few months ago HP Presence, which is a set of technologies that we are using both across all our portfolio. And, in fact, we will now integrate those technologies across the full portfolio, including Poly. So, clearly no revenue dis-synergies in the business, Wamsi.

Operator: The next question comes from Kyle McNealy from Jefferies. Please go ahead.

Kyle McNealy Analyst, Jefferies LLC	Q

Hi. Thanks very much for the question. I guess, congrats on the deal as well. I'm wondering if you can give us a sense for the current hardware versus software mix in Poly's business, whether you expect that to materially change under HP ownership.

And secondly, how do you view the strength of Poly's position relative to the larger trends in the conferencing technology market with cloud conferencing platforms and the TDM to Voice over IP transition that we may be on the back end of now? Thanks very much.

Enrique Lores President, Chief Executive Officer & Director, HP, Inc.	A

Yeah. Alex, do you want to take that one?

Alex Cho President-Personal Systems, HP, Inc.	A

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HP, Inc. (HPQ)	Transcript
Acquisition of Plantronics, Inc by HP, Inc Call	28-Mar-2022

Yeah. Let me first start with the second part is, what we really like and very excited about with Poly is they've got such strong assets in audio and video. And as well if you look at conferencing rooms, cloud-based systems, which is a big trend, they've made nice progress in innovation and growing their footprint around the world.

So, we're very excited about that. We think that is the mega onetime trend that is happening; shift to hybrid, cloud- based solutions, compute-enabled meeting spaces, that's where coming together, we think, will be very strong.

And to answer your first one that, you know that Poly does have part of their business that's related to services. In fact, this is why we think this is such a great enabler of our peripherals ambition, which is growing, as well as our workforce solutions, because as a solution selling into the commercial environment, this gives us great opportunity to expand that.

Enrique Lores

President, Chief Executive Officer & Director, HP, Inc.

So, really, thank you, everybody, for joining the call today. I think I would like to close with three key messages that we see supporting this acquisition. First of all is that we see hybrid work as a tremendous opportunity. And this deal is going to help us to accelerate our leadership in this space.

Second is the combination of the assets that HP brings and Poly brings is really going to help us to accelerate our growth in two of our key growth areas. And finally, from a financial perspective, this is a very attractive opportunity with very significant returns to our shareholders.

So again, thank you for joining the call with such a short notice and wish a great week to everybody. Thank you.

Operator: The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

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The following is a copy of the social media posts posted by HP on March 28, 2022:

Poly Social Media – Enrique Lores Copy Card CONFIDENTIAL Today we announced an agreement to acquire Poly – a company with a rich history of innovation and an incredibly talented team whose technology is redefining the way works gets done. This will be an amazing opportunity for us to come together as one team focused on accelerating innovation and growth. Poly’s audio and video technologies, combined with HP’s strength across compute, device management and security, creates a compelling portfolio of solutions to create the hybrid work experiences of the future. Together, we will build a stronger company. I look forward to welcoming the Poly team to HP once we complete the deal! [hold for link] Today, we are excited to share our plans to bring together the @Poly & @HP f amilies ! Poly is one of the most respected names in #collaboration experiences, and I can’t wait to combine our teams’ shared values and vision to transform the world of #hybrid work. [hold for link] Alternative colors Alt colors

Poly Social Media – Alex Cho Copy CONFIDENTIAL Today, we are excited to share our plans to bring together the @Poly & @HP f amilies ! Poly is one of the most respected names in #collaboration experiences, and I'm excited for what we can create together. Our shared passion for innovation, customer experiences, and sustainability make our teams a natural fit to transform the future of #hybrid work. [hold for link] Today, we are excited to share our plans to bring together the @Poly & @HP f amilies ! Poly is one of the most respected names in #collaboration experiences, and I can’t wait to combine our teams’ shared values and vision to transform the world of #hybrid work. [hold for link] Card Alternative colors Alt colors

The following is a transcript of a Squawk on the Street interview with HP CEO Enrique Lores held on March 28, 2022:

David Faber: HP announcing plans this morning to acquire audio and video product maker Poly it says it looks to boost its portfolio of hybrid work devices and the like joining us now in a CNBC exclusive is Enrique Lores, HP’s president and CEO. Enrique first off, why are you buying this company?

Enrique Lores: First of all, thank you for having me here. It's a very exciting day for us. It is all about winning in the hybrid work. Hybrid work is opening a key growth opportunity and the combination of Poly and HP is going to help us accelerate our leadership in that space, support the creation of a growth portfolio for HP, and it has a very strong financial case so it's a win combination and we are clearly excited about it.

Faber: I mean you're talking about as much as a 15% compounded annual growth rate for this company. It has not put up anywhere near those kinds of numbers even during the pandemic and the growth and work from home, and I think its last year-over-year number was up 4%. So what are you going to do at HP that's going to super charge that growth rate of Poly?

Lores: There are three key things we are going to be doing. One, we are going to be accelerating innovation, combining their portfolio with HP's portfolio. Second is about the synergies that we can bring from our go to market perspective, combining the specialized sales teams in audio, video channels with our retail and commercial teams. And finally, leveraging our scale and supply chain, the growth or lack of growth this year was impacted by the supply chain availability issues and our scale will really help them to grow faster

Faber: So right, all right, they did blame on their last call as well supply chain issues, and why can you do better? What is it that HP is going to be able to be able to navigate in a way that is going to allow this company to get past some of these supply chain issues that conceivably held back its growth?

Lores: Well, it's important to realize that in situations like the one we are facing, scale matters, and putting our scale to support and drive our business will help us to make a difference from a component availability perspective.

Jim Cramer: Enrique, thank you for coming on the show. I'm holding up my hewlett-packard right now, and I have to tell you I find the sound quality particularly poor. I try to watch things on it, it never gets loud enough. I felt why can’t you have better sound yourself? Why do you have to go buy someone? You're a great company with great technology. I've never felt that the company you're buying has anywhere near the quality of technology that your company has.

Lores: What they have is a very strong portfolio of IP in audio and video, they have 1,100 patents in these two areas, so using that technology to improve not only the quality but to build a computer portfolio from hybrid, is one of the reasons we are so excited about this acquisition.

Cramer: I know that you have Eric Yuan, the founder and CEO of Zoom quoted, did Zoom want this company? Because I know that Zoom is looking for an extension of its business.

Lores: Well, Zoom is going to be a great partner because there is a big change in the audio, video conferencing system to open systems to cloud. We will be partnering with Zoom. We will also work with teams like Microsoft because both of them are going to be investing in this area and it's all really about the experiences. We are going to be able to deliver to our customers combining the quality of the solutions from Poly with our compute systems, with our manageability we can create unique experiences that will help us to grow in this space.

Faber: Enrique, a lot of this seems to be based on your belief, obviously, that the hybrid work conditions, so to speak, will continue and that therefore there won't be everybody in the office, and that dispersion will lead to more use of these products. I guess you say work from anywhere, 68% expect to work from home at least three days a week. That was a survey I guess you did last May of 312 end users. You really believe that? 68% of people are going to work at least three days a week from home?

Lores: This is actually, for example, what we're going to be doing in the company. We are going to provide flexibility for employees to work from home, to work from the office, and we think that flexibility is going to be key from an employee satisfaction perspective. So this is the model that we are putting in place, and this is one of the opportunities that we see. The other big opportunity that we see is improving video conference rooms. We also have shared this morning that our estimate is that in the world there are 90 million rooms. Only 10%  of them have video conference equipment. This market is going to triple in the next three years as people will have to enable that to allow people to again work from home and work from the office at the same time.

Carl Quintanilla: Enrique, hate to resurrect the conversation we have had several times in the last couple of years, but we spent some time this morning talking about the Shanghai lockdown and the potential effects on supply chain, electronics and so forth. Do you get the sense they are getting any better at this, managing waves without totally shutting down their production?

Lores: Well, what we saw in China is the production at the very beginning of the pandemic. Since then, they have been much more selective in fact, this has not had a big impact in our production in the last month despite going through lockdowns. There is nothing impacting us in a severe way.

Faber: Finally, Enrique --

Cramer: Let's get a couple more.

Faber: You want a couple more? Go ahead.

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Cramer: Enquire, a quick one. I have this Windows 11, they slipped down -- I mean, I opened it up, it's completely different. It runs much better on a brand-new hp this was a windfall for you, isn't the Windows 11?

Lores:  It has helped on the consumer side, on the commercial side has really not started yet- the transition is going to be starting in the next month but because of the usability task, we think this will continue to help the strong demand we continue to see on the commercial side.

Faber: All right and now I will get to the final question, Enrique, which is your stock is down over 5%. You had a conference call, you’ve explained to some of the shareholders why you believe this is a good deal. But are they missing something? It's one day, it's early, but this is your opportunity to sort of address that. Are you disappointed to see that down 5% number?

Lores: We are buying this company for the long-term and the long-term value we see that we are going to be creating. We strongly believe in the opportunity that we see in the hybrid space, we think it is a winning combination because of the portfolio, the technologies that they have and the complementarity go to market and we think we can really scale. The financial case is very strong, so, long term, this is a great acquisition for HP and we are very confident about that.

Faber: Alright well, Enrique, appreciate your taking time with us. Thank you.

Lores: Thank you, have a great day.

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Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving HP Inc. (“HP”), Prism Subsidiary Corp. and Plantronics, Inc. (“Poly”), and may be deemed to be solicitation material in respect of such transaction. A meeting of the stockholders of Poly will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Poly expects to file a proxy statement in both preliminary and definitive form and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction and the solicitation of proxies in connection therewith. The definitive proxy statement will be sent or given to the stockholders of Poly and will contain important information about the proposed transaction and related matters. This communication is not a substitute for the proxy statement or any other document that may be filed or furnished by the parties with the SEC. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF POLY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT POLY AND THE PROPOSED TRANSACTION. Stockholders will be able to obtain copies of the proxy statement and other relevant materials and documents filed by Poly with the SEC (when they become available) for no charge at the SEC’s website at www.sec.gov. In addition, Poly stockholders will be able to obtain free copies of the definitive proxy statement from Poly by contacting Poly’s Investor Relations Department at IR@poly.com or by going to Poly’s Investor Relations page on its corporate website at https://investor.poly.com.

Participants in the Solicitation

HP, Poly and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Poly’s stockholders in respect of the proposed transaction. Information concerning the ownership of Poly securities by Poly’s directors, executive officers and other members of management who may, under the rules of the SEC, be considered to be participants in the solicitation of Poly’s stockholders in connection with the proposed transaction can be found in their respective SEC filings on Forms 3, 4, and 5, as well as in Poly’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders filed with the SEC on June 14, 2021 and Annual Report on Form 10-K for the fiscal year ended April 3, 2021 filed with the SEC on May 18, 2021, in each case as supplemented by other public filings made, and to be made, with the SEC by Poly. Information concerning HP’s directors, executive officers and other members of management can be found in HP’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on February 23, 2022 and in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 filed with the SEC on December 9, 2021. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Poly intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains statements, estimates, projections or guidance that constitute forward-looking statements as defined under the U.S. federal securities laws about the proposed transaction based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the potential transaction between HP and Poly, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction (including anticipated accretion to earnings and free cash flow and anticipated EBITDA), future opportunities, and any other statements regarding HP’s or Poly’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Words or phrases such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “approaches,” “seeks,” “schedules,” “predicts,” “projects,” “will,” “would,” “could,” “should,” “can,” “may,” “outlook,” “guidance,” “goals,” “objectives,” “strategies,” “opportunities,” “potential,” and similar terms or expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the companies’ control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date thereof. Unless legally required, HP and Poly undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability to obtain the requisite Poly stockholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied, including approval of the proposed transaction by Poly’s stockholders and receipt of regulatory approvals on the terms expected or on the anticipated schedules; the effects of disruption to HP’s or Poly’s respective businesses; the effect of this communication on HP’s or Poly’s stock prices and Poly’s ability to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the effects of industry, market, economic, political or regulatory conditions outside of HP’s or Poly’s control; HP’s ability to achieve the benefits from the proposed transaction, including its integration of the businesses and technologies; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against HP or Poly; the occurrence of any events, change or other circumstance that could give rise to termination of the merger agreement; the risk that any regulatory approval, consent or authorization that may be required or the proposed transaction is not obtained or is obtained subject to conditions that are not expected; and unknown liabilities. Other important factors that could cause actual results to differ materially from those in the forward-looking statements are described in HP’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2021, as well as in Poly’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 3, 2021. Other unpredictable or unknown factors not discussed in this document could also have material adverse effects on forward-looking statements.